Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Asia Health And Beauty Treasure, Inc. (the “Company”) on 10-Q for the period ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wong Wa Kei Anthony, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of Asia Health And Beauty Treasure, Inc.

Asia Health And Beauty Treasure, Inc.

By:	/s/ Wong Wa Kei Anthony
Name:	Wong Wa Kei Anthony
Title:	President, Secretary, Chief Financial Officer and Director

Date: December 20, 2010